UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ASIAFIN HOLDINGS CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

AsiaFIN Holdings Corp.

Suite 30.02, 30th Floor, Menara KH (Promet)

Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of a majority of the voting power of the stockholders of AsiaFIN Holdings Corp., a Nevada corporation (the “Company”, “we”, “us,” or “our”), has approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes, on June 9, 2025:

●	The approval of filing of an amendment to our articles of incorporation with the Secretary of State of the State of Nevada to effect, within twelve (12) months of June 9, 2025, a reverse stock split of our Common Stock, par value $0.0001 per share (the “Common Stock”), at a ratio within the range of 1-for-2 to 1-for-10, with the Board of Directors (the “Board”) having the discretion as to the exact date and ratio of any reverse stock split to be set within the above timeframe and range of ratios.

The action will become effective on the 20th day after the Information Statement is mailed to our stockholders. The Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

The enclosed Information Statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

July 10, 2025	By:	Order of the Board of Directors

/s/ Wong Kai Cheong
Wong Kai Cheong
Chief Executive Officer

AsiaFIN Holdings Corp.

Suite 30.02, 30th Floor, Menara KH (Promet)

Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia

INFORMATION STATEMENT

Action by Written Consent of Stockholders

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the action described in this Information Statement on June 9, 2025. We are mailing this Information Statement on or about July 10, 2025 to the holders of record of the outstanding shares of our Common Stock, par value $0.0001 per share (the “Common Stock”) as of July 7, 2025 (the “Record Date”).

The holders of a majority of the voting power of the stockholders of AsiaFIN Holdings Corp., a Nevada corporation (the “Company”, “we”, “us,” or “our”), has approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes, on June 9, 2025:

●	The approval of filing of an amendment to our articles of incorporation with the Secretary of State of the State of Nevada to effect, within twelve (12) months of June 9, 2025, a reverse stock split of the Common Stock, at a ratio within the range of 1-for-2 to 1-for-10, with the Board of Directors (the “Board”) having the discretion as to the exact date and ratio of any reverse stock split to be set within the above timeframe and range of ratios.

The action will become effective on the 20th day after this Information Statement is mailed to our stockholders. This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

What action was taken by written consent?

We obtained stockholder consent for the approval of filing of an amendment to our articles of incorporation with the Secretary of State of the State of Nevada to effect, within twelve (12) months of June 9, 2025, a reverse stock split of our Common Stock at a ratio within the range of 1-for-2 to 1-for-10, with the Board having the discretion as to the exact date and ratio of any reverse stock split to be set within the above timeframe and range of ratios.

How many shares of Common Stock were issued and outstanding on June 9, 2025?

On June 9, 2025, there were 81,915,838 shares of Common Stock issued and outstanding.

What vote was required to approve the action described in this Information Statement?

The vote required to approve the action was the affirmative vote of the holders of a majority of the voting power of our stockholders. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

What vote was obtained to approve the action described in this Information Statement?

We obtained the approvals of the holders of an aggregate of approximately 59.26% of the voting power of our stockholders. The holders who approved include Wong Kai Cheong, our Chief Executive Officer and the beneficial holder of 26,650,929 shares of Common Stock, and Seah Kok Wah, our executive director and the beneficial holder of 21,850,000 shares of Common Stock.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

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ACTION: AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

The Board and the holders of a majority of the voting power of our stockholders have approved the filing of an amendment to our articles of incorporation with the Secretary of State of the State of Nevada to effect, within twelve (12) months of June 9, 2025, a reverse stock split of our Common Stock, at a ratio within the range of 1-for-2 to 1-for-10, with the Board having the discretion as to the exact date and ratio of any reverse stock split to be set within the above timeframe and range of ratios. The reverse stock split will become effective upon the filing of the amendment to the articles of incorporation. We believe that enabling the Board to set the date and ratio within the stated timeframe and range of ratios will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. We may file the amendment to our articles of incorporation to effect the reverse stock split 20 days after this Information Statement is mailed to stockholders.

As a result of the reverse stock split, every share of outstanding Common Stock (the “Old Shares”) will become and be converted into one share of Common Stock (the “New Shares”) at a ratio within the range of 1-for-2 to 1-for-10, with stockholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of shares.

As a result of the reverse stock split, the number of shares of Common Stock issued and outstanding will decrease. Since additional fractional shares may be issued in order to round up fractional shares, we would not know the exact number of New Shares that will be outstanding after the reverse stock split.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under applicable Nevada law, are afforded to the Company’s stockholders as a result of the adoption of the related resolutions.

Reasons for the Reverse Stock Split

The Company’s Common Stock is quoted on the OTCQB under the symbol “ASFH”. The shares of Common Stock of the Company have traded at low prices for some time. The Company is effecting a reverse stock split solely for the purpose of enabling a future uplisting of our Common Stock to a national securities exchange. We believe that effecting the reverse stock split is in the Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

In evaluating the reverse stock split, the Board also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

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Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any reverse stock split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company’s business, and general market conditions.

Effect on Ownership by Individual Stockholders

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares. Our stockholders do not have preemptive rights to acquire additional shares of Common Stock. The reverse stock split will not alter any stockholder’s percentage interest in our equity, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants and other Securities

All outstanding options, warrants, and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument at a ratio within the range of 1-for-2 to 1-for-10.

Other Effects on Outstanding Shares

As stated above, the rights of the outstanding shares of Common Stock will remain the same after the reverse stock split.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Authorized Shares

The reverse stock split will not change the number of authorized shares of the Company’s Common Stock under the Company’s articles of incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under our articles of incorporation, the Board has authorized the issuance of up to 800,000,000 shares, which include up to 600,000,000 shares of Common Stock and up to 200,000,000 shares of preferred stock, each with a par value of $0.0001 per share. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock. However, it is possible that some of these additional shares could be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the company’s business or product lines through the acquisition of other businesses or products.

By increasing the number of authorized but unissued shares of Common Stock, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse stock split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse stock split may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company, and the Board has not approved the reverse stock split with the intent that it be utilized as a type of anti-takeover device. The Company’s articles of incorporation and bylaws do not have any anti-takeover provisions.

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Fractional Shares

The Company will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Common Stock will remain unchanged at $0.0001 per share after the reverse stock split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

Federal Income Tax Consequences

We believe that the United States federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below with respect to fractional shares, no income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below with respect to fractional shares, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to us.

(v) The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Procedure for Effecting the Reverse Stock Split

The reverse stock split will be implemented by filing an amendment to the Company’s articles of incorporation with the Secretary of State of the State of Nevada. We will obtain a new CUSIP number for the new Common Stock effective at the time of the reverse stock split.

As of the effective date of the reverse stock split, each certificate representing shares of Common Stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split. All options, warrants, and other securities will also be automatically adjusted on the effective date.

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Security ownership of certain beneficial owners and management

As of July 7, 2025, there were 81,915,838 shares of Common Stock and no shares of preferred stock issued and outstanding, excluding shares that any named person has the right to acquire pursuant to convertible instruments. Each outstanding share of Common Stock entitles the holder to one (1) vote.

The following table sets forth certain information regarding the ownership of our capital stock, as of July 7, 2025, by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of all voting classes of our stock, (ii) each executive officer and director of the Company, and (iii) all our executive officers and/or directors as a group. The table reflects the number of shares held, the percentage of ownership of each voting class held, and the percentage of ownership of all voting classes held by each listed person or group of persons. Unless otherwise noted, the address for the stockholders listed below is Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

Information with respect to beneficial ownership has been furnished by each director, named executive officer or 5% or more stockholder, as the case may be. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned (2)	Total Voting Percentage Beneficially Owned (2)
Executive Officers and Directors
Wong Kai Cheong, Chief Executive Officer, President, Secretary, Treasurer and Director (Principal Executive Officer)	26,650,929	32.54%	32.54%
Cham Hui Yin, Finance Manager (Principal Financial Officer and Principal Accounting Officer)	39,713	0.05%	0.05%
Seah Kok Wah, Executive Director	21,850,000	26.67%	26.67%
Louis Ramesh Ruben, Director	-	-	-
Shibu Chacko Jacob Vadaketh, Director	-	-	-
All of executive officers and director as a group (5 individuals)	48,540,642	59.26%	59.26%

5% or greater shareholders (excluding officers/directors)
Hoo Swee Ping	11,310,869	13.81%	13.81%
SEATech Ventures Corp. (3)	10,000,000	12.21%	12.21%

(1)	Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common stock purchase options or warrants or conversion of convertible instruments.

(2)	Based on 81,915,838 shares of the Company’s Common Stock issued and outstanding as of July 7, 2025.

(3)	Greenpro Asia Strategic SPC is the beneficial owner of approximately 37% of the issued and outstanding shares of common stock of SEATech Ventures Corp., a Nevada corporation. The business address of SEATech Ventures Corp. is 11-05 & 11-06, Tower A, Avenue 3 Vertical Business Suite, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons have any substantial interest, direct or indirect, in the proposed amendment to the Company’s articles of incorporation that differs from that of other stockholders of the Company.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with such act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of an Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Information Statement, either now or in the future, please contact us by mailing Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia, Attention: KC Wong or calling our main telephone number at +(603) 2148-7170. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single copy of the Information Statement and similar documents in the future in the same manner as described above.

July 10, 2025	By:	Order of the Board of Directors

/s/ Wong Kai Cheong
Wong Kai Cheong
Chief Executive Officer

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